SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 19, 2004


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

           Kentucky                                             61-0712014
           --------                                             ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 15415 Shelbyville Road, Louisville, KY  40245
                 ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 19, 2004, Steel Technologies Inc. issued a press release announcing results for the third quarter ended June 30, 2004. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
-----------------------
     (Registrant)




  By  /s/ Joseph P. Bellino
      ---------------------
        Joseph P. Bellino
        Chief Financial Officer


Dated:  July 19, 2004

                                   EXHIBIT 99



NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
              Chief Executive Officer       Chief Financial Officer
              502/245-2110                  502/245-2110



                 STEEL TECHNOLOGIES REPORTS RECORD QUARTERLY AND
                         NINE-MONTH SALES AND NET INCOME
                                  -------------
    Third Quarter Net Income Reaches $10.5 Million or $0.81 Per Diluted Share
                                  -------------
           Company Comments on Volume Growth and Marketing Performance


LOUISVILLE, Ky. (July 19, 2004) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported record results for the third quarter and nine months ended June 30, 2004. For the three months ended June 30, 2004, sales increased 79% to a record $232.0 million from $129.6 million for the same period a year ago. Net income for the quarter increased to a record $10.5 million or $ 0.81 per diluted share compared with net income of $1.0 million or $0.10 per diluted share in the year-earlier quarter, on approximately 32% more weighted average diluted shares outstanding, which resulted from the Company's successful completion of a secondary stock offering of 2.9 million shares in March.

     For the first nine months of fiscal 2004, sales rose 42% to a record $547.7 million from $385.8 million for the same period last year. Year-to-date net income for fiscal 2004 increased to a record $19.8 million or $1.80 per diluted share from $6.8 million or $0.68 per diluted share in the first nine months of fiscal 2003, on approximately 11% more weighted average diluted shares outstanding.

     "Our marketing strategies and expanded capabilities have resulted in new business growth that continued through the third quarter," said Bradford T. Ray, Chairman and Chief Executive Officer. "We achieved record performance and improved volume across all facilities and regions as a result of broader market penetration and the improving economic environment.

                                     -MORE-

STTX Reports Third Quarter Results
Page 2
July 19, 2004


     "Our record tonnage shipped in the third quarter increased 45% over last year," added Mr. Ray. "Recent investments have us well positioned to manage these higher volumes, and our financial performance reflects the positive impact from the increased throughput. We expect to close the year with another strong quarter as we continue to execute our market strategies.

     "Our Mi-Tech Steel joint venture experienced substantial growth during the quarter. Sales increased 52% over year-earlier levels, fueling a significantly improved contribution to our earnings," Mr. Ray concluded.

     A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through August 19, 2004. A link to this event will be available at the Company's website.

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, railcar, construction, hardware, and consumer goods. The Company has 21 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.



                                     -MORE-

STTX Announces Third Quarter Results
Page 3
July 19, 2004



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                        June 30     September 30
(In thousands)                                            2004          2003
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   2,405       $   2,758
   Trade accounts receivable, net ..............        118,078          74,595
   Inventories .................................        138,656          84,301
   Deferred income taxes .......................          1,633           1,198
   Prepaid expenses and other assets ...........          3,845           4,628
                                                      ---------       ---------
      Total current assets .....................        264,617         167,480

Property, plant and equipment, net .............        108,003         106,615

Investments in and advances to
   unconsolidated affiliates ...................         21,525          19,604

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,340           1,328
                                                      ---------       ---------
                                                      $ 413,633       $ 313,175
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  74,975          49,609
   Accrued liabilities .........................         15,570          10,353
   Income taxes payable ........................          3,873             -
   Long-term debt due within one year ..........            -             5,720
                                                      ---------       ---------
      Total current liabilities ................         94,418          65,682

Long-term debt .................................        101,000          94,680
Deferred income taxes ..........................         15,583          14,872
                                                      ---------       ---------
      Total liabilities ........................        211,001         175,234
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            -               -
   Common stock.................................         68,894          20,371
   Treasury stock...............................        (23,858)        (23,169)
   Additional paid-in capital ..................          5,098           5,098
   Retained earnings ...........................        158,656         141,073
   Accumulated other comprehensive loss ........         (6,158)         (5,432)
                                                      ---------       ---------
     Total shareholders' equity ................        202,632         137,941
                                                      ---------       ---------
                                                      $ 413,633       $ 313,175
                                                      =========       =========



STTX Announces Third Quarter Results
Page 4
July 19, 2004


                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended     Nine Months Ended
except per share data)                       June 30               June 30
--------------------------------------------------------------------------------
                                        2004       2003       2004       2003
                                      ------------------------------------------
Sales ................................ $232,041   $129,603   $547,672  $385,752
Cost of goods sold ...................  205,632    120,368    490,910   351,586
                                       --------   --------   --------  --------
      Gross profit ...................   26,409      9,235     56,762    34,166

Selling, general and
   administrative expenses ...........    9,347      7,285     24,535    21,332
Equity in net income of
   unconsolidated affiliates .........      764        294      1,933       704
                                       --------   --------   --------   --------
   Operating income ..................   17,826      2,244     34,160    13,538

Interest expense, net ................      971      1,155      2,932     3,703
Loss (gain) on disposals/writeoffs of
   property, plant and equipment .....        8         15         20       (87)
                                       --------   --------   --------   --------
   Income before income taxes ........   16,847      1,074     31,208     9,922

Provision for income taxes ...........    6,310        102     11,371     3,168
                                       --------   --------   --------   --------
   Net income ........................ $ 10,537   $    972   $ 19,837   $ 6,754
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   13,029      9,866     11,031     9,904
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.81   $   0.10   $   1.80   $  0.68
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........   12,743      9,763     10,782     9,742
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.83   $   0.10   $   1.84   $  0.69
                                       ========   ========   ========   ========

Cash dividends per common share ...... $   0.10   $   0.10   $   0.20   $  0.20
                                       ========   ========   ========   ========



                                      -END-